                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               XYLAN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                               XYLAN CORPORATION

                                 _____________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 8, 1998

TO THE SHAREHOLDERS OF XYLAN CORPORATION:


     Notice Is Hereby Given that the Annual Meeting of Shareholders of Xylan Corporation (the "Company") will be held on Friday, May 8, 1998, at 10:00 a.m., local time, at Hyatt Westlake Plaza Hotel, 880 S. Westlake Blvd, Westlake Village, CA 91361, for the following purposes:

     1. To elect three (3) Class II directors to serve until their successors are elected and qualified;

     2. To approve an amendment to the 1996 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 3,000,000 shares;

     3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

     4. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy card.



                                BY ORDER OF THE BOARD OF DIRECTORS


                                SUSAN N. CAYLEY
                                Secretary

Calabasas, California
April 10, 1998


                                   IMPORTANT
                                   ---------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

                               XYLAN CORPORATION

                                 _____________

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 8, 1998


                          ____________________________

                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL


     The enclosed Proxy is solicited on behalf of the Board of Directors of Xylan Corporation (the "Company"), a California corporation, for use at the Annual Meeting of Shareholders to be held on Friday, May 8, 1998, at 10:00 a.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Hyatt Westlake Plaza Hotel, 880 S. Westlake Blvd, Westlake Village, CA 91361. The telephone number at that location is (805) 497-9991.

     The Company's principal executive offices are located at 26707 West Agoura Road, Calabasas, California 91302. The Company's telephone number at that location is (818) 880-3500.

SOLICITATION

     These proxy solicitation materials were mailed on or about April 10, 1998 to all shareholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

     The Company will provide a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, including financial statements and financial statement schedules (but not exhibits), without charge to each shareholder upon written request to Dale J. Bartos, Chief Financial Officer, Xylan Corporation, 26707 West Agoura Road, Calabasas, California 91302 (telephone number: (818) 880-3500). Exhibits to the Annual Report may be obtained on written request to Mr. Bartos and payment of the Company's reasonable expenses in furnishing such exhibits.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Dale J. Bartos, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting of shareholders and voting in person.

VOTING

     Holders of Common Stock are entitled to one vote per share on all matters.

     Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. The affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required under California law for approval of proposals presented to shareholders which shares voting affirmatively must also constitute at least a majority of the required quorum. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for approval of an amendment to the Company's 1996 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 3,000,000 shares and for ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be considered present for purposes of determining a quorum, but will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

RECORD DATE AND SHARE OWNERSHIP

     Only shareholders of record at the close of business on March 31, 1998, are entitled to notice of and to vote at the meeting. As of the record date, 43,426,835 shares of the Company's Common Stock, par value $0.001 per share, were issued and outstanding.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting of Shareholders must be received by Dale J. Bartos of the Company no later than November 30, 1998, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's bylaws currently provide for not less than four or more than seven directors and currently authorize six directors. The Company's Articles of Incorporation provide for the classification of the Board of Directors into two classes serving staggered terms. Class I directors will be elected and qualified in odd-numbered years (e.g., 1999) and Class II directors will be elected and qualified in even-numbered years (e.g., 1998). Each Class I and Class II director is elected for a two year term.

     The Board of Directors has nominated three persons named below to serve as Class II directors until the next even-numbered year Annual Meeting during which their successors will be elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below. All the nominees are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Assuming a quorum is present, the three nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected.

     The names of the nominees for Class II director and certain other information about them as of March 31, 1998 are set forth below:


                                                                      DIRECTOR
NAME                    AGE             PRINCIPAL OCCUPATION           SINCE
----------------        ---       --------------------------------    ---------
Yuri Pikover            36        Executive Vice President and          1993
                                  Director

Robert C. Hawk          58        Director                              1995

Trude C. Taylor         76        Director                              1993

     Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Mr. Pikover, a co-founder of the Company, has served in various sales and management positions and as a member of the Board of Directors since the Company's inception in July 1993, and currently serves as Executive Vice President. Mr. Pikover served as the Company's Vice President of Worldwide Sales from July 1993 to September 1997. From August 1988 to June 1993, Mr. Pikover served as Regional Sales Manger at Fibermux. Mr. Pikover served in various sales, marketing and technical positions at MICOM Systems from September 1982 to August 1988.

     Mr. Hawk has served as a member of the Company's Board of Directors since July 1995. Mr. Hawk retired in April 1997 as President and Chief Executive Officer of U.S. West Multimedia Group, a position he held since May 1996. Mr. Hawk served as President of the Carrier Division of U.S. West from September 1990 to May 1996, and has been employed in the telecommunications field for over 25 years. Prior to joining U.S. West, Mr. Hawk was employed at Mountain Bell. Mr. Hawk also serves as a director of Premisys Communications, Pairgain Technologies, Concord Communications and Radcom.

     Mr. Taylor has served as a member of the Company's Board of Directors since August 1993. Mr. Taylor has been a principal with TC Associates, a consulting firm, since May 1986. Mr. Taylor serves as a director of Plantronics, Inc., Densepac Microsystems, Inc. and several privately held companies.

     The Company also has three Class I directors which are listed below, along with certain other information about them, as of March 31, 1998:


                                                                DIRECTOR
NAME OF CLASS I DIRECTOR   AGE      PRINCIPAL OCCUPATION         SINCE
------------------------   ---  ---------------------------     --------
Steve Y. Kim               48   President, Chief Executive       1993
                                Officer and Chairman

Robert S. Cecil            62   Director                         1997

John L. Walecka            37   Director                         1994

     Except as set forth below, each of the Class I directors has been engaged in the principal occupation set forth next to his name above during the past five years.

     Mr. Kim, a co-founder of the Company, has served as the Company's President and Chief Executive Officer and Chairman of the Board since the Company's inception in July 1993. Prior to co-founding the Company, Mr. Kim founded and served as President and Chief Executive Officer of Fibermux Corporation ("Fibermux"), a networking company, from November 1984 to June 1993. Prior to founding Fibermux, Mr. Kim held management and design positions with a number of companies, including Phalo Optical Systems Division, Litton Data Systems, and Burroughs Corporation.

     Mr. Cecil has served as a member of the Company's Board of Directors since May 1997. Mr. Cecil joined Plantronics, Inc. in March 1992 as President, Chief Executive Officer and Director and in September 1993, he was elected its Chairman of Board of Directors. From 1984 to December 1991, Mr. Cecil held a number of positions with LIN Broadcasting Corporation, a subsidiary of AT&T Wireless that provides cellular services in North America, and was President of its Cellular Group. From 1977 to 1984, he held various positions with Motorola, Inc., including Vice President and Corporate Director of Marketing. Prior to that, he held various senior sales and marketing management positions with IBM Corporation. Mr. Cecil also serves on the board of directors of Heartland Wireless Communications, Inc. and TAB Products Co. Mr. Cecil has an MBA/Finance from Harvard Graduate School of Business Administration and a Bachelors of Science in Engineering with distinction from the U.S. Naval Academy.

     Mr. Walecka has served as a member of the Company's Board of Directors since February 1994. Mr. Walecka has been a General Partner of certain venture capital funds associated with Brentwood Associates since January 1990. From May 1984 to January 1990, Mr. Walecka was an associate with Brentwood Associates. Mr. Walecka also serves as a director of Documentum, Inc. and several privately held companies.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors held a total of six (6) meetings during the fiscal year ended December 31, 1997. All of the Company's directors participated in more than 75% of the aggregate number of meetings and actions by unanimous written consent of the Board of Directors and any committee of the Board on which the director is a member. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors as of March 31, 1998, consists of directors Trude C. Taylor and John L. Walecka and held two (2) meetings during 1997. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee of the Board of Directors as of March 31, 1998, consists of directors Robert C. Hawk, Trude C. Taylor and John L. Walecka and held four (4) meetings during 1997. The Compensation Committee establishes the compensation for the Company's executive officers, including the Company's President and Chief Executive Officer. In addition, the Company has a Stock Option Committee which consists of director Steve Y. Kim and held three (3) meetings during 1997. The Stock Option Committee establishes stock option grant levels and grants stock options to all employees except for executive officers.

COMPENSATION OF DIRECTORS

     Directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. Between December 1993 and December 1997, non-employee directors received options to purchase a total of 250,000 shares of the Company's Common Stock at specified exercise prices. In January 1996, the shareholders of the Company approved the Company's 1996 Directors' Stock Option Plan (the "Directors Plan") pursuant to which each non-employee director elected after the effective date of the Plan will be granted a non-statutory stock option to purchase 15,000 shares of Common Stock (the "First Option") on the date on which the optionee first becomes a non-employee director of the Company. Thereafter, on the date of each annual meeting of the shareholders at which each non-employee director is re-elected to the Company's Board of Directors, each non-employee director (including directors who were not eligible for a First Option) will be granted an additional option to purchase 5,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on the Company's Board of Directors for at least six months prior to the date of such annual meeting.

MATERIAL AMENDMENT

     The Board of Directors believes that in order to attract and retain highly qualified employees and consultants and to provide such employees and consultants with adequate incentives through their proprietary interest in the Company, it is necessary to amend the 1996 Stock Plan to reserve an additional 3,000,000 shares of Common Stock for issuance under the 1996 Stock Plan. At the Annual Meeting, the shareholders are being asked to approve this amendment to the 1996 Stock Plan.

REQUIRED VOTE

     The three Class II director nominees receiving the highest number of affirmative votes of shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS
                       II DIRECTOR NOMINEES LISTED ABOVE

                                 PROPOSAL NO. 2

                        AMENDMENT TO THE 1996 STOCK PLAN

     At the Annual Meeting, the Company's shareholders are being asked to approve an amendment to the 1996 Stock Plan that would increase the shares of Common Stock reserved for issuance thereunder by 3,000,000 shares, to an aggregate of 8,000,000 shares that have been reserved from time to time under the 1996 Stock Plan. This summary, however, does not purport to be a complete description of the 1996 Stock Plan. Any shareholder of the Company who wishes to obtain a copy of the actual document may do so upon written request to Dale
J. Bartos at the Company's principal executive offices at 26707 West Agoura Road, Calabasas, California 91302.

GENERAL

     The Company's 1996 Stock Plan was adopted by the Board of Directors in January 1996 and was approved by the Company's shareholders in February 1996. Currently, an aggregate of 5,000,000 shares of the Company's Common Stock are reserved for issuance under the 1996 Stock Plan. The 1996 Stock Plan provides for (i) the granting to employees (including officers and employee directors) of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the granting to employees and consultants of nonstatutory stock options and (iii) the granting of stock purchase rights.

     The 1996 Stock Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     As of February 27, 1998 options for 4,743,268 shares were outstanding under the 1996 Stock Plan and 189,740 shares remained available for future grants. Shares not purchased under an option prior to its expiration will be available for future option grants under the 1996 Stock Plan. As of February 27, 1998, the aggregate fair market value of all shares of Common Stock subject to outstanding options under the 1996 Stock Plan was $114,455,057, based upon the closing price of the Common Stock on the Nasdaq National Market on such date.
As of February 27, 1998, options to purchase an aggregate of up to 310,000 shares of Common Stock were granted to the Company's current executive officers (seven persons as of February 27, 1998) pursuant to the 1996 Stock Plan, and options to purchase an aggregate of up to 4,433,268 shares of Common Stock were granted to the Company's other employees and consultants as a group pursuant to the 1996 Stock Plan, including all current officers who are not executive officers (787 persons as of February 27, 1998). An aggregate of 120,000 stock options have been granted under the 1996 Stock Plan to the executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executive Officers"). The actual benefits, if any, to the holders of stock options issued under the 1996 Stock Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option, as set forth below. See also "Aggregate Option Exercises in Fiscal Year 1997 and Fiscal Year-End Option Values."

PURPOSE

     The purposes of the 1996 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees and consultants of the Company, and to promote the success of the Company's business.

ADMINISTRATION

     The 1996 Stock Plan may be administered by the Board of Directors or by a committee of the Board of Directors (the "Administrator"). The 1996 Stock Plan is currently being co-administered by both the Compensation Committee and the Stock Option Committee. The Stock Option Committee, comprised of Mr. Kim, has separate but concurrent jurisdiction with the Compensation Committee to make option grants under the 1996 Stock Plan to employees who are not officers of the Company. Members of the Compensation and Stock Option Committees receive no additional compensation for their services in connection with the administration of the 1996 Stock Plan. All questions of interpretation of the 1996 Stock Plan are determined by the Administrator and its decisions are final and binding upon all participants.

ELIGIBILITY

     The 1996 Stock Plan provides that incentive stock options as defined under
Section 422 of the Code may be granted to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries. In addition, the 1996 Stock Plan provides that nonstatutory options and stock purchase rights may be granted to employees and consultants of the Company or any of its subsidiaries. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, certain factors are taken into account, including the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors.


     The 1996 Stock Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 300,000, subject to adjustment as provided in the 1996 Stock Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS

     Each option is evidenced by a stock option agreement between the Company and the optionee. Each option and each stock purchase right is subject to the following additional terms and conditions, as applicable:

          (a) Exercise of Option. The optionee must earn the right to exercise the option by continuing to work for the Company. The Administrator determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Administrator and specified in the option agreement, and such form of consideration may vary for each option.

          (b) Exercise Price. The exercise price under the 1996 Stock Plan is determined by the Administrator and must be at least equal to the fair market value of the shares on the date of grant, based upon the closing price on the Nasdaq National Market on the date of grant. Incentive stock options granted to shareholders owning more than 10% of the total combined voting power of all classes of the Company's or any of its subsidiaries' outstanding stock are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant.

          (c) Termination of Employment. If the optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the 1996 Stock Plan may be exercised not later than thirty days (or such other period of time not exceeding three months in the case of an incentive stock option or six months in the case of a non-statutory stock option as is determined by the Administrator at the time of grant) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

          (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his total and permanent disability, options may be exercised within six months (or such other period of time not exceeding twelve months as is determined by the Administrator at the time of grant) of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after the expiration of its term.

          (e) Death. If an optionee should die while employed or retained by the Company or during the thirty day period (or such other period of time not exceeding three months as determined by the Administrator at the time of grant) following termination of the optionee's employment or consulting relationship, options may be exercised within six months after the date of death to the extent the options would have been exercisable (i) had the optionee continued living and remained an employee or consultant for three (3) additional months (or such other period of time as is determined by the Administrator after the date of death, in the case of an optionee who dies while employed or retained by the Company), or (ii) on the date of termination of employment or consulting relationship, in the case of an optionee who dies within thirty days after termination of employment or consulting relationship, but in no event may an option be exercised after the expiration of its term.

          (f) Option Termination Date. The 1996 Stock Plan provides that options granted under the 1996 Stock Plan have the term provided in the option agreement. In general, these agreements currently provide for a term of ten years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

          (g) Repurchase Option. Unless the Administrator determines otherwise, any restricted stock purchase agreements granted under the 1996 Stock Plan shall grant the Company a repurchase option exercisable upon the termination of the purchaser's employment with the Company with respect to unvested shares. The purchase price shall be the higher of the original purchase price or the fair market value on the date of repurchase.

          (h) Option Not Transferable. An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death.

          (i) Corporate Transactions. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board of Directors may either accomplish a substitution or assumption of options and stock purchase rights or give notice of the optionee's or stock purchase right holder's right to exercise his or her outstanding options as to some or all of the optioned or restricted stock, including shares not otherwise exercisable, at any time within fifteen days of such notice. In October of 1997, the Company's Board of Directors approved automatic acceleration of vesting of a portion of stock options held by the Company's executive officers and certain key employees in the event of their termination in connection with a change in control of the Company.

          (j) Other Provisions. The option or stock purchase right agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Stock Plan as may be determined by the Administrator.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change is made in the Company's capitalization, such as a stock split or dividend, that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option or stock purchase right, the number of shares subject to each option or stock purchase right, the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1996 Stock Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Administrator.

AMENDMENT AND TERMINATION

     The Board of Directors may amend the 1996 Stock Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1996 Stock Plan that (i) increases the number of shares that may be issued under the 1996 Stock Plan, (ii) modifies the standards of eligibility, (iii) modifies the limitation on grants to employees described in the 1996 Stock Plan, (iv) results in other changes which would require shareholder approval to qualify options granted under the 1996 Stock Plan as performance-based compensation under
Section 162(m) of the Code, or (v) requires shareholder approval in order to preserve qualification of the 1996 Stock Plan under Rule 16b-3 of the Exchange Act. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1996 Stock Plan. The 1996 Stock Plan shall terminate in January 2006, provided that any options then outstanding under the 1996 Stock Plan shall remain outstanding until they expire by their terms.

UNITED STATES FEDERAL INCOME TAX INFORMATION

     The following is a brief summary of the United States federal income tax consequences of transactions under the 1996 Stock Plan based on federal securities and income tax laws in effect as of the date of this Proxy Statement (which laws could change at any time hereafter). This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees and stock purchase right holders to consult their own tax advisors concerning tax implications of option grants and exercises and stock purchases, and the disposition of shares acquired upon such exercise or purchase, under the 1996 Stock Plan.

     Options granted under the 1996 Stock Plan may be either "incentive stock options," as defined in Section 422 of the Code or nonstatutory options. If an option granted under the 1996 Stock Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to its exercise, except to the extent such exercise causes the optionee to incur alternative minimum tax (see below). The Company will not be allowed a deduction for federal income tax purposes as result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. If both of these holding periods are not satisfied (a "disqualifying disposition"), the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The tax rate on long-term capital gains under current federal income tax laws is alternatively 28% (in the case of shares held more than one year but less than eighteen months after the date of exercise) and 20% (in the case of shares held more than eighteen months after the date of exercise), whereas the maximum rate on other income is 39.6%. Capital losses are allowed in full against capital gains plus $3,000 of other income.

     All options which do not qualify as incentive stock options are referred to as non-statutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the current earnings paid to the optionee. Upon sale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from the date of exercise.

     Stock purchases will generally be taxed in the same manner as non-statutory stock options as described above.

ALTERNATIVE MINIMUM TAX

     The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

     In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum is required to approve the amendment of 1996 Stock Plan and the reservation of an additional 3,000,000 shares of Common Stock for issuance thereunder.

RECOMMENDATION OF THE BOARD:

 THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1996 STOCK PLAN AND THE
  RESERVATION OF AN ADDITIONAL 3,000,000 SHARES FOR ISSUANCE THEREUNDER. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE APPROVAL OF
                      THE AMENDMENT OF THE 1996 STOCK PLAN



                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of KPMG Peat Marwick LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that the shareholders vote for ratification of this appointment. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. KPMG Peat Marwick LLP has audited the Company's consolidated financial statements for the period from July 9, 1993 (date of incorporation) to December 31, 1993 and for the fiscal years ending December 31, 1994, 1995, 1996 and 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting a majority of the required quorum.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING
                               DECEMBER 31, 1998

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of February 28, 1998 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executive Officers") and (iv) all directors and executive officers as a group.


                                                                                      SHARES BENEFICIALLY
                       5% SHAREHOLDERS, DIRECTORS,                                        OWNED(1)
                        NAMED EXECUTIVE OFFICERS,                                     -------------------
              AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP                      Number   Percent of Total
------------------------------------------------------------------------------     ------   ----------------
Amerindo Investment Advisors, Inc.(2).........................................     3,927,813      9.1%
   One Embarcadero Center, Suite 2300
   San Francisco, CA 94111

Steve Y. Kim.(3)..............................................................     3,325,000      7.7
   26707 W. Agoura Road
   Calabasas, CA 91302

Brentwood Associates VI, L.P.(4)..............................................     2,949,754      6.9
   3000 Sand Hill Road, Building 1, Suite 260
   Menlo Park, CA 94025

Alcatel Data Networks S.A.(4).................................................     2,814,244      6.5
   12 rue de la Baume
   Paris, France 75008

Jung S. Kim...................................................................     2,477,500      5.8
   25511 West Collette Way
   Calabasas, CA 91302

Yuri Pikover(5)...............................................................     2,431,250      5.7
   26707 W. Agoura Road
   Calabasas, CA 91302

Robert S. Cecil ..............................................................           -0-       *
Robert C. Hawk................................................................        82,009       *
Trude C. Taylor(6)............................................................       617,764      1.5
John L. Walecka(7)............................................................     2,982,521      6.6
Rene Arvin(8).................................................................        84,135       *
John Bailey(9)................................................................       159,366       *
Dale J. Bartos(10)............................................................        30,001       *
Douglas Hill (11).............................................................       160,501       *
Kevin Walsh (12)..............................................................         3,333       *
All directors and executive officers as a group
   (11 persons) (2)(5)(6)(7)(8)(9)(10)(11)(12)(13)(14)........................     9,900,880     23.0

_______________

(*)  Less than 1%.

(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after February 28, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)  Amerindo Investments Advisors, Inc. refers herein to the following persons:
     Amerindo Investment Advisors, Inc., a California corporation, Amerindo Investment Advisors, Inc., a Panama corporation, the Amerindo Investment Advisors Inc. Profit Sharing Trust, the Amerindo Advisors (UK) Limited Retirement Benefits Scheme, Alberto W. Vilar, Gary A. Tanaka, James P.F. Stableford and Renata Le Port. Messrs. Vilar and Tanaka, as the sole shareholders and directors of the entities, share with each other investment and dispositive power as to all of the shares shown as owned by the entities, who otherwise have sole investment and dispositive power with respect thereto, except that each client of the entities has the unilateral right to terminate the advisory agreement with the entity in question on notice which typically need not exceed 30 days. Mr. Vilar is sole trustee of the Plan, and Messrs. Alberto W. Vilar, Gary a. Tananka, James P.F. Stableford and Ms. Renata Le Port are joint trustees of the Retirement Benefits Scheme.

(3) Includes 905,000 shares of Common Stock held by the Kim Irrevocable Children's Trust dated September 15, 1995, 2,277,500 shares held by Mr. Kim, and 142,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 28, 1998.

(4) Based upon a review of 13G filings made with the Securities and Exchange Commission during 1998. Such filings set forth beneficial ownership as of December 31, 1997.

(5) Includes 260,000 shares of Common Stock held by the Pikover Irrevocable Children's Trust dated September 15, 1995, 50,000 shares of Common Stock held by the Pikover 1995 Irrevocable Trust dated September 15, 1995, 2,115,000 shares held by the Pikover Trust dated May 18, 1996 and 6,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 28, 1998.

(6) Includes 75,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 28, 1998.

(7) Includes 2,949,754 shares held by Brentwood Associates VI, L.P., which Mr. Walecka, a director of the Company, may be deemed to beneficially own by virtue of his status as a general partner of Brentwood VI Ventures, L.P., the general partner of Brentwood Associates VI, L.P. Mr. Walecka disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate partnership interest therein. Also includes 30,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 28, 1998.

(8) Includes 83,772 shares issuable upon exercise of options exercisable within 60 days of February 28, 1998. Mr Arvin serves as the Vice President of Worldwide Sales of the Company.

(9) Includes 157,917 shares issuable upon exercise of options exercisable within 60 days of February 28, 1998. Mr. Bailey serves as the Vice President of Product Development of the Company.

(10) Represents 30,001 shares issuable upon exercise of options exercisable within 60 days of February 28, 1998. Mr. Bartos, serves as Vice President of Finance and Chief Financial Officer of the Company.

(11) Includes 46,667 shares issuable upon exercise of options exercisable within 60 days of February 28, 1998. Mr. Hill serves as the Vice President of Corporate Communications of the Company.

(12) Represents 3,333 shares issuable upon exercise of options exercisable within 60 days of February 28, 1998. Mr. Walsh serves as the Vice President of Marketing of the Company.

(13) Includes 575,440 shares issuable upon exercise of options exercisable within 60 days of February 28, 1998.

(14) The business address for the Company's directors and executive officers is as follows: c/o Xylan Corporation 26707 West Agoura Road, Calabasas, California, 91302.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph in this proxy shall not be incorporated by reference into any such filings.


                      REPORT OF THE COMPENSATION COMMITTEE

GENERAL

     The Company's executive compensation policies are determined by the Compensation Committee of the Board of Directors. The Compensation Committee (the "Committee") is composed of three non-employee directors.

     The objective of the Company's executive compensation program is to align executive compensation with the Company's business objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term business success of the Company. The Company's executive compensation program is based on the same four basic principles that guide compensation decisions for all employees of the Company:

 .    The Company compensates for demonstrated and sustained performance.

 .    The Company compensates competitively.

 .    The Company strives for equity and fairness in the administration of compensation.

 .    The Company believes that each employee should understand how his or her compensation is determined.

     The Company believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution are rewarded by higher levels of compensation. In order to ensure that it compensates its executives competitively, the Company regularly compares its compensation practices to those of other companies of comparable size within similar industries. Through the use of independent compensation surveys and analysis, employee compensation training, and periodic pay reviews, the Company strives to ensure that compensation is administered equitably and fairly and that a balance is maintained between how executives are paid relative to other employees and relative to executives with similar responsibilities in comparable companies.

     The Committee meets at least twice annually: once late in the year to establish the compensation program for the next fiscal year and once, mid-year, to evaluate how effectively the program is meeting its objectives. Additionally, the Committee may hold special meetings to approve the compensation program of a newly hired executive or an executive whose scope of responsibility has significantly changed. Each year, the Committee meets with the Chief Executive Officer ("CEO") regarding proposals for executive compensation for the next operating year. Compensation plans are based on compensation surveys and assessments as to the demonstrated and sustained performance of the individual executives. The Committee then independently reviews the performance of the CEO and the Company, and develops the annual compensation plan for the CEO based on competitive compensation data and the Committee's evaluation of the CEO's demonstrated and sustained performance and its expectation as to his future contributions in leading the Company. The Committee presents for adoption its findings on the compensation of each individual executive at a subsequent meeting of the full Board of Directors.

     COMPENSATION OF EXECUTIVE OFFICERS

     During the fiscal year ended December 31, 1997, the Company's executive compensation program was comprised of the following key components:

     Base Salary. The Compensation Committee set the base salaries of its executives for fiscal 1997 based on the following factors: (i) salary levels at comparably-sized companies in the same industries; and (ii) experience, expertise and level of each executive's responsibility. The Compensation Committee, however, did not rely upon any specific compensation surveys for comparative data. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

     Equity-Based Incentives. Stock options are an important component of the total compensation of executives, and are designed to align the interests of each executive with those of the shareholders. Each year the Committee considers the grant to executives of stock option awards under the Company's 1993 or 1996 Stock Plans. The Company's standing policy is to grant additional stock option awards to its executive officers every four (4) years. The Committee believes that stock options provide added incentive for the executives to influence the strategic direction of the Company, and to create and increase value for customers, shareholders and employees. The option grants generally utilize four and five year vesting periods to encourage executives to continue contributing to the Company. The number of stock option shares that are granted to individual executives is, in part, based on independent survey data reflecting competitive stock option practices and based upon the executive's tenure, level of responsibility and relative position in the Company.

     Bonus Awards for Fiscal 1997. In conjunction with the establishment of a fiscal 1997 bonus pool, the Committee established certain performance objectives, including corporate profit and departmental goals, which, when met, would result in bonus payments to employees, including executive officers, in varying amounts based upon the degree of achievement of the established objectives and compensation level. In October 1997, the Committee approved bonuses for executive officers and employees in recognition of their efforts in contributing to the Company's fiscal 1997 performance. Bonuses earned by the Company's executive officers in fiscal 1997 ranged from eight percent to twenty percent of their respective base salary amounts.

     Compensation of the President and Chief Executive Officer. The fiscal 1997 compensation of Steve Kim, the Company's President and Chief Executive Officer consisted of a base salary as well as commissions earned on sales. In setting Mr. Kim's salary at approximately $200,000, the Compensation Committee sought to provide a level of salary both competitive with that paid to chief executive officers at comparably sized companies in the industry and to maintain internal comparability.

     Deductibility of Executive Compensation. The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

REPORT ON REPRICED OPTIONS

     In July 1997, the Committee determined that it was in the best interests of the Company to offer to reprice the then-existing stock option grants of the Company with exercise prices in excess of the then-current fair market value of the Company's Common Stock.

     The objectives of the Company's Stock Option Plans (the "Stock Option Plans") are to promote the interests of the Company by providing employees an incentive to acquire a proprietary interest in the Company and to continue to render services to the Company. It was the view of the Committee that stock options with exercise prices substantially above the current market price of the Company's Common Stock were viewed negatively by most employees of the Company, and provided little, if any, equity incentive to the optionees. The Committee thus concluded that such option grants seriously undermined the specific objectives of the Stock Option Plans and should properly be repriced. In making this decision, the Committee also considered the fairness of such a determination in relation to other shareholders. In the opinion of the Committee, the shareholders' long-term best interests were clearly served by the retention and motivation of optionees.

     In this context, the Committee decided that effective July 23, 1997 (the "Grant Date") all Company employees holding stock options with exercise prices in excess of the fair market value of the Company's Common Stock could receive a one-for-one repricing of their then-existing unexercised stock options with a new exercise price set at $15.8125 per share, the fair market value of the Company's Common Stock on the Grant Date. Three Executive Officers of the Company (one of whose employment has since been terminated with the Company) participated in the repricing. The Company has previously undertaken two other option repricing programs since its initial public offering. See "Ten-Year Option Repricings" table below for further information.



                                         COMPENSATION COMMITTEE

                                         Robert C. Hawk
                                         Trude C. Taylor
                                         John L. Walecka


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Board of Directors are Messrs. Hawk, Taylor and Walecka. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 1997, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The table on the next page shows the compensation received by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1997; (b) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 1997; and (c) the compensation received by each such individual for the two preceding fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                         ANNUAL COMPENSATION                COMPENSATION
                                    ---------------------------------------    AWARDS
                                                               OTHER ANNUAL    ------
                                           SALARY($)  BONUS($) COMPENSATION  SECURITIES
                                           --------   -------  ------------  UNDERLYING   ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR      (1)       (2)       ($)(3)      OPTIONS    COMPENSATION
---------------------------         ----      ---       ---       ------     ----------  ------------
Steve Y. Kim
   Chief Executive Officer,         1997   203,944     1,000      16,002            --      45,752(5)
   President and Chairman of        1996   160,416        --     134,123            --      49,902(6)
   the Board                        1995   112,500    19,714     169,533       260,000          --

Yuri Pikover                        1997   146,251    11,760          --            --      11,760(7)
   Executive Vice President         1996   132,083     9,750          --            --       7,200(7)
                                    1995    83,923     8,542      48,524            --          --

John Bailey                         1997   143,559    15,735          --            --          --
   Vice President of Product        1996   132,083    11,378          --            --          --
   Development                      1995   119,963    14,217          --       100,000          --

Douglas Hill                        1997   138,245    15,123          --            --          --
   Vice President of Corporate      1996   128,125    10,841          --            --          --
   Communications                   1995   109,791    13,464          --        40,000          --

Dale J. Bartos                      1997   178,496    35,979          --       120,000(4)   23,594(8)
   Vice President of Finance and    1996        --        --          --            --          --
   Chief Financial Officer          1995        --        --          --            --          --

________
(1) Includes amounts deferred under the Company's 401(k) plan.
(2) Includes bonuses earned in the indicated year and paid in the subsequent year. Excludes bonuses paid in the indicated year but earned in the preceding year.

(3) Represents amounts paid in commissions.

(4) Mr. Bartos was granted 100,000 options on January 27, 1997 and 20,000 on April 2, 1997 at exercise prices of $28.12 and $16.13, respectively. In connection with the Company's repricing program, on July 23, 1997, such options were repriced at $15.8125, the closing price of the Company's Common Stock on such date.

(5) Includes $20,832 as reimbursement for tax and estate planning expenses, $12,321 as reimbursement for country club expenses and $12,600 as reimbursement for automobile payments.

(6) Includes $18,509 as reimbursement for tax and estate planning expenses and $15,242 as reimbursement for country club expenses.

(7) Represents a reimbursement for tax and estate planning expenses.

(8) Includes $12,722 paid as reimbursement for relocation expenses, $10,872 paid as reimbursement for loss of certain benefits.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1997

  The following table sets forth information concerning the grant of options to purchase shares of Common Stock under the Company's 1996 Stock Plan to the Named Executive Officers in fiscal year 1997. No stock appreciation rights were granted to any of the Named Executive Officers during fiscal year 1997.



                             INDIVIDUAL GRANTS
                   --------------------------------                           POTENTIAL REALIZABLE
                                   PERCENT OF                                VALUE AT ASSUMED ANNUAL
                   NUMBER OF         TOTAL                                    RATES OF STOCK PRICE
                   SECURITIES       OPTIONS                                  APPRECIATION FOR OPTION
                   UNDERLYING      GRANTED TO       EXERCISE                         TERM (4)
                   OPTIONS        EMPLOYEES IN      OR BASE     EXPIRATION   ------------------------
Name               GRANTED(1)     FISCAL 1997(3)    PRICE($)      DATE           5%($)       10%($)
-------            ----------     --------------    --------    ----------   -----------  ------------
Dale J. Bartos     100,000(2)          1.3%            15.81      1/27/07       994,440     2,520,105
                    20,000(2)          0.3%            15.81      4/02/07       198,888       504,021

________________
(1) The options granted to the Named Executive Officers have a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company. The options vest over a five year period following the date of grant with 20% of the shares vesting upon completion of one year of service following the date of grant and the balance vesting in equal monthly installments thereafter. See "Certain Relationships and Related Transactions" for further information.
(2) Mr. Bartos was granted 100,000 options on January 27, 1997 and 20,000 options on April 2, 1997 at exercise prices of $28.12 and $16.13, respectively. In connection with the Company's repricing program on July 23, 1997, such options were repriced at $15.81, the closing price of the Company's Common Stock on such date.
(3) The Company granted 4,366,000 new stock options and 3,513,993 stock options were cancelled and reissued in connection with its repricing program, for a total of 7,879,993 stock option grants in fiscal 1997. The percentages in the table above are based on 7,879,993 stock option grants in fiscal 1997.
(4) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over 10-year option term will be at the 5% or 10% levels or at any defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants.

                              REPRICING OF OPTIONS

     In order to reincentivize its employees, the Board of Directors of the Company, upon recommendation of the Compensation Committee, in July 1997 approved an option repricing program pursuant to which employees could surrender options granted by the Company having exercise prices greater than $15.8125 per share and receive in the place of such surrendered options new options having an exercise price of $15.8125 per share, the fair market value of the Company's stock on the date of Board approval and date of grant. The new options issued pursuant to this repricing program were subject to the same vesting provisions as the surrendered options. The following table sets forth certain information as of December 31, 1997 with respect to the repricing of certain stock options held by the Company's executive officers since the Company's initial public offering.



                           TEN-YEAR OPTION REPRICINGS

                                                                                                 LENGTH OF
                                          NUMBER OF     MARKET                                    ORIGINAL
                                         SECURITIES    PRICE OF       EXERCISE                   OPTION TERM
                                         UNDERLYING    STOCK AT      PRICE AT         NEW        REMAINING AT
                           DATE OF        OPTIONS       TIME OF       TIME OF       EXERCISE       DATE OF
NAME                      REPRICING(1)   REPRICED(#)   REPRICING($)  REPRICING($)   PRICE($)      REPRICING
----                      ---------      ----------    ----------   ------------   ----------    ------------
Dale J. Bartos,            7/23/97        100,000       15.8125        28.12         15.8125         54 mos.
 Vice President            7/23/97         20,000       15.8125        16.13         15.8125         57 mos.
 of Finance and
 Chief Financial
 Officer

Rene Arvin,                7/23/97        110,000       15.8125        20.00         15.8125        43 mos.
 Vice President            7/23/97         20,500       15.8125        16.13         15.8125        57 mos.
 of Worldwide
 Sales

Phil Lichtenberger(2)      7/23/97          7,282       15.8125        39.00         15.8125        48 mos.
                           7/23/97         32,718       15.8125        44.87         15.8125        51 mos.

_________________

(1) The Compensation Committee of the Board of Directors in July 1997 approved a repricing program which allowed employees to surrender outstanding options with exercise prices in excess of $15.8125 per share and to receive in the place of such surrender options new options with an exercise price of $15.8125 per share, the fair market value of the Company's stock on the date the repricing program was approved. The new options are subject to the same vesting schedule as the surrendered options.
(2) Mr. Lichtenberger resigned from his position as Vice President of Manufacturing of the Company in September 1997.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997

                       AND FISCAL YEAR-END OPTION VALUES



     The following table sets forth information for the Named Executive Officers with respect to exercises in fiscal year 1997 of options to purchase Common Stock of the Company.


                                                                 NUMBER OF                VALUE OF UNEXERCISED
                                                                UNEXERCISED                   IN-THE-MONEY
                                                                  OPTIONS                      OPTIONS AT
                             SHARES                             AT 12/31/97                     12/31/97
                           ACQUIRED ON          VALUE          (EXERCISABLE/                 (EXERCISABLE/
        NAME                Exercise          Realized       Unexercisable)(1)             Unexercisable)(2)
----------------------   ---------------   ---------------   -----------------       ----------------------------
Steve Y. Kim..........          ___               ___           112,667/147,333            $1,592,421/$2,081,079

Yuri Pikover..........          ___               ___                 ___                            ___

John Bailey...........       34,000          $563,210(3)        166,333/114,667            $2,464,060/$1,673,605

Douglas Hill..........      113,333        $1,834,861(4)           30,667/66,00                $445,705/$972,983

Dale J. Bartos........          ___               ___             3,333/116,667                     ___

(1) No stock appreciation rights (SAR) were outstanding during fiscal year 1997.

(2) Based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1997 of $15.125 per share minus the exercise price of the options.

(3) Value realized is calculated based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on the date of exercise ($16.625 on July 21, 1997) minus the exercise price of the option ($0.06) and does not necessarily indicate that the optionee sold such stock.

(4) Value realized is calculated based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on the date of exercise ($16.25 on August 6, 1997) minus the exercise price of the option ($0.06) and does not necessarily indicate that the optionee sold such stock.

                               PERFORMANCE GRAPH


     The following graph summarizes cumulative total shareholder return data (assuming reinvestment of dividends) for the period since the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934 (March 11, 1996). The graph assumes that $100 was invested (i) on March 12, 1996 in the Common Stock of Xylan Corporation at a price per share of $26.00, the date on which and the price at which such stock was first offered to the public, (ii) on February 29, 1997 in Standard & Poor's 500 Index and (iii) on February 29, 1997 in Standard & Poor's Technology Sector Index. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


               COMPARISON OF 21 MONTH CUMULATIVE TOTAL RETURN (1)
              AMONG XYLAN CORPORATION, STANDARD & POOR'S 500 INDEX
                 AND STANDARD & POOR'S TECHNOLOGY SECTOR INDEX





                             [Graph Appears Here]






                                                                          CUMULATIVE TOTAL RETURN
                                                                          -----------------------
                                                                 3/12/96(1)         12/31/96         12/31/97
                                                                 ---------          --------         --------
Xylan Corporation.........................................         100                109               58

Standard & Poor's 500 Index...............................         100                118               157

Standard & Poor's Technology Sector Index.................         100                130               164

_______________

(1) $100 invested on 3/12/96 in stock or on 2/29/96 in Index, including reinvestment of dividends. Fiscal year ending December 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In October 1997, the Company's Board of Directors approved acceleration of vesting of stock options held by executive officers and certain key employees of the Company in the event such individuals are terminated in connection with a change in the Company's control. In such event, each stock option to purchase the Company's Common Stock and held by such individuals on the date of termination becomes immediately vested on the date of termination as to that number of shares that would have vested in accordance with the terms of their respective option grants for: (i) two (2) years after the date of change of control if such individual had been employed by the Company for at least two (2) years as of the change of control, or (ii) one (1) year after the date of change of control if such individual had been so employed for less than two (2) years as of the change of control.

     During fiscal 1997, the Company advanced Dale J. Bartos, the Company's Vice President of Finance and Chief Financial Officer, a total of $350,000 to assist Mr. Bartos in financing the purchase of a home in California. Mr. Bartos previously resided in Arizona, and upon the sale of Mr. Bartos' home in Arizona, the loan will be repaid to the Company.

     Except as described above, to date, the Company has made no loans to officers, directors, principal shareholders or other affiliates or other than advances of reimbursable expenses. The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been otherwise obtained from unaffiliated third parties. All future transactions, including loans (if any), between the Company and its officers, directors and principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors of the Board of Directors, and will be on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

     In January 1997, Brentwood VI Management Partners, L.P., whose general partners are also general partners of Brentwood VI Ventures, L.P., the general partner of Brentwood Associates VI, L.P., provided a car to Steve Y. Kim valued at $139,827. Brentwood Associates VI, L.P., is a significant shareholder of the Company, and John Walecka, a general partner of Brentwood VI Ventures, L.P., the general partner of Brentwood Associates VI, L.P., is a director of the Company.

     The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Mr. Robert Hawk, a director of the Company purchased 3,000 shares on March 11, 1996, received 59 shares in October 1996 as part of a partnership distribution and inherited 350 shares in July of 1997. No Form 4's were filed for these transactions. However, each of these transactions were reported to the SEC in December of 1997.

     In October of 1996, Mr. Trude Taylor, a director of the Company, gifted 25,000 shares of the Company's stock. No Form 4 was filed for this transaction which will be reported to the SEC in April of 1998.

     Mr. Steve Kim, the Chairman, CEO and President of the Company transferred 125,000 shares from his Family Trust to his Blind Trust in March of 1997. No Form 4 was filed to reflect this transaction until April of 1997.

     Mr. Yuri Pikover, Executive Vice President of the Company, transferred 55,000 shares from his Family Trust to his Blind Trust in March 1997. No Form 4 was filed to reflect this transaction until April of 1997.

     To the Company's knowledge, except as noted above and based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997 all Section 16(a) filing requirements applicable to the Company's officers, directors and holders of more than ten percent of the Company's Common Stock were complied with.


                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.


                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         SUSAN N. CAYLEY
                                         Secretary


Dated:  April 10, 1998

SKU No. 1495-PS-98

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF XYLAN CORPORATION FOR THE
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 8, 1998


     The undersigned shareholder of Xylan Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 10, 1998, and hereby appoints Steve Y. Kim and Dale J. Bartos or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Xylan Corporation to be held on Friday, May 8, 1998 at 10:00 a.m., local time, at Hyatt Westlake Plaza Hotel, 880 S. Westlake Blvd, Westlake Village, CA 91361, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

     1.  ELECTION OF DIRECTORS:

          ___  FOR all nominees listed below (except as indicated).

          ___  WITHHOLD authority to vote for all nominees listed below.

          IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

          Yuri Pikover, Robert C. Hawk, Trude C. Taylor

     2. PROPOSAL TO APPROVE AN AMENDMENT TO THE 1996 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 3,000,000
SHARES:

          ____FOR    ____AGAINST    ____ABSTAIN

     3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998:

          ____FOR    ____AGAINST    ____ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE 1996 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 3,000,000 SHARES; (3) FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.



_______________________________________    DATE:__________________________
SIGNATURE


_______________________________________    DATE:__________________________
SIGNATURE

(THIS PROXY SHOULD BE MARKED, DATED, SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.)